EXHIBIT 6

         CONSENT OF JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON, LLP

JordenBurt [letterhead]







                                            April 20, 1998









Phoenix Home Life Mutual Insurance Company
One American Row
Hartford, Connecticut 06115


Ladies and Gentlemen:

    We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-12989) filed by Phoenix Home Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.


                           Very truly yours,

                           Jorden Burt Boros Cicchetti Berenson & Johnson LLP


                           By /s/ Michael Berenson
                              --------------------------------